UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):    October 16, 2006
Premier Exhibitions, Inc.

Exact name of Registrant as specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia		30326

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:    (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Douglas Banker and N. Nick Cretan have informed Premier Exhibitions, Inc. (the “Company”) that they each intend to sell a small number of their shares of Company common stock during the current open “window” period that follows the October 11, 2006 filing by the Company of its Quarterly Report on Form 10-Q for its second quarter and six-months ended August 31, 2006. Messrs. Cretan and Banker have been independent directors of the Company since 2000, and have indicated that they intend to sell 25,000 and 20,000 shares, respectively. Such sales will, in the aggregate, amount to less than 10% of their respective holdings of Company common stock. They have also each informed the Company that they intend to engage in such sales for personal financial purposes and that all necessary public filings will be made in connection with such sales.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

Date: October 16, 2006	By:	/s/ Arnie Geller

Arnie Geller
President and Chief Executive Officer